--------------------------------------------------------------------------------
                            FORM N-1A, Item 23(h)(1)
                   AMENDMENT TO THE FUND ACCOUNTING AGREEMENT
--------------------------------------------------------------------------------

One Wall Sheet, 25th Floor
New York, NY 10286



                          Fund Accounting Fee Schedule
                                      For
                             OneAmerica Funds, Inc.
                                (April 1, 2006)

Domestic Accounting Services

3.25 basis points, per annum, on the first $1 Billion of assets of the portfolios

3.0  basis points on the excess

Minimum Fee: There is an annual minimum fee of $30,000.00 per Fund*

(* The minimum Fund Accounting charge will be prorated monthly. The minimum applies against the total asset fees generated from all four portfolios)

Multiple Class Charges

$300.00 per month, for each additional class above one.

Out of Pocket Expenses

The Out of Pocket Expenses can include, but are not limited to, expenses for obtaining prices from information vendors will be in addition to the stated fees.

Billing Cycle -

The above fee will be billed on a monthly basis.

Portfolios

OneAmerica Asset Director Portfolio
OneAmerica Money Market Portfolio
OneAmerica Investment Grade Bond Portfolio
OneAmerica Value Portfolio
OneAmerica Socially Responsive Portfolio

One America Series Fund, Inc.           The Bank of New York

Accepted by: /s/ Constance E. Lund      Accepted by: /s/ Edward G. McGann

Title: Treasurer                        Title: Managing Director

Date: 3/6-06                            Date: 3/2/06

                                   APPENDIX A
                    TO THE FUND ACCOUNTING AGREEMENT BETWEEN
                              THE BANK OF NEW YORK
                                      AND
                             ONEAMERICA FUNDS, INC.

                            (DATED FEBRUARY 28,1997)

                                   PORTFOLIOS

OneAmerica Asset Director Portfolio
OneAmerica Money Market Portfolio
OneAmerica Investment Grade Bond Portfolio
OneAmerica Va1ue Portfolio
OneAmerica Socially Responsive Portfolio